Exhibit 10.4
SEVENTH AMENDMENT
THIS SEVENTH AMENDMENT (the “Amendment”) is made and entered into as of March 24, 2014 (the “Effective Date”), by and between SILICON VALLEY CA-I, LLC, a Delaware limited liability company (“Landlord”), and FIREEYE, INC., a Delaware corporation (“Tenant”).
RECITALS

A.
Landlord and Tenant are parties to that certain lease dated January 15, 2008 (the “Original Lease”), which Original Lease has been previously amended by that certain First Amendment dated April 28, 2010, that certain Second Amendment dated December 5, 2011, that certain Third Amendment dated February 21, 2012 (the “Third Amendment”), that certain Expansion Space Effective Date Memorandum dated July 5, 2012, that certain Fourth Amendment dated February 7, 2013 (the “Fourth Amendment”), that certain Fifth Amendment dated July 25, 2013 (the “Fifth Amendment”), and that certain Sixth Amendment dated January 23, 2014 (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 143,255 rentable square feet comprised of approximately 16,892 rentable square feet (the “1390 Premises”) of the building located at 1390 McCarthy Boulevard, Milpitas, California (the “1390 Building”), approximately 45,106 rentable square feet (the “1440 Premises”) of the building located at 1440 McCarthy Boulevard, Milpitas, California (the “1440 Building”), approximately 51,600 rentable square feet (the “800 Premises”) of the building located at 800 Tasman Drive, Milpitas, California (the “800 Building”) and approximately 29,657 rentable square feet described as Suite 2 (the “Temporary Space”) of the building located at 1455 McCarthy Drive (the “1455 Building”) (the 1390 Premises, 1440 Premises, 800 Premises and Temporary Space are collectively referred to herein as the “Original Premises” and the 1390 Building, 1440 Building, 800 Building and 1455 Building are collectively referred to herein as the “Building”). The Building is part of the project commonly known as Tasman Technology Center (formerly known as Milpitas Business Park) (the “Project”).

B.
Tenant has requested that additional space containing approximately 52,812 rentable square feet (the “Third Expansion Space”) of the building described as 630 Alder Drive, Milpitas, California (the “630 Building”), as shown on Exhibit A hereto, be added to the Original Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the following terms and conditions.

C.
The term of the lease with respect to the Temporary Space shall expire on February 28, 2014 (the “Prior Temporary Space Termination Date”). Pursuant to Tenant’s exercise of the second Temporary Space Renewal Option provided for in Section 7 of the Fourth Amendment, the parties desire to extend the Term of the Lease with respect to the Temporary Space only on the following terms and conditions.

D.	Tenant and Landlord mutually desire that the Lease be amended on and subject to the following terms and conditions.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Expansion.

1.1
Third Expansion Space Effective Date. Effective as of the Third Expansion Space Effective Date (as defined below), the 143,255 rentable square feet of the 1390 Building, the 1440 Building, the 800 Building and the 1455 Building is increased to approximately 196,067 rentable square feet of the 1390 Building, 1440 Building, 800 Building, the 1455 Building and the 630 Building by the addition of the Third Expansion Space, and from and after the Third Expansion Space Effective Date, the Original Premise and the Third Expansion Space collectively, shall be deemed the “Premises”, as defined in the Lease and referred to in this Amendment, and the “Building”, as defined in the Lease and as referred to in this Amendment, shall be deemed to include the 630 Building. Subject to a Landlord Caused Delay (defined below), the “Third Expansion Space Effective Date” shall mean the date that is the earlier to occur of: (i) Substantial Completion (as defined in Section 1.2 below) of the Tenant Alterations, (ii) that date that is one hundred fifty (150) days after the Effective Date of this Amendment, and (iii) the date Tenant occupies all or any portion of the Third Expansion Space for business purposes. The Term for the Third Expansion Space (the “Third Expansion Space Term”) shall commence on the Third Expansion Space Effective Date and end on January 31, 2018 (the “Third Expansion Space Termination Date”). Notwithstanding anything to contrary contained herein, any delay in the occurrence of the Third Expansion Space Effective Date resulting from Landlord’s inability to deliver vacant possession of the Third Expansion Space because of the holding over by or the failure to timely vacate of prior occupants of such space (a “Prior Tenant Delay”) shall not subject Landlord to any liability for any loss or damage resulting therefrom, and if the Third Expansion Space Effective Date is so delayed, the Third Expansion Space Termination Date shall not be similarly extended. The Third Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the Third Expansion Space.

1.2
Landlord Caused Delay. The Third Expansion Space Effective Date shall occur as provided in Section 1.1 above, provided that the Third Expansion Space Effective Date as otherwise determined under Section 1.1(ii) above shall be delayed by the number of days of delay to Substantially Complete the Tenant Alterations (defined in Exhibit B attached hereto) in the Third Expansion Space which is caused solely by a Landlord Caused Delay. As used in this Section 1.2, “Landlord Caused Delay” shall mean only (i) Landlord’s failure to approve or disapprove the Construction Drawings (or any material phase or component thereof) pursuant to Section 3 of Exhibit B within five (5) business days following Landlord's receipt thereof, and (ii) an actual delay resulting from a material interference by Landlord, its agents or contractors with the construction of the Tenant Alterations, which interference hinders the scheduled construction of the Tenant Alterations in the Third Expansion Space during normal construction hours for the 630 Building. A Landlord Caused Delay shall not include a Prior Tenant Delay. The parties hereto specifically acknowledge and agree that any delay in the completion of the Tenant Alterations caused by Landlord’s notification to Tenant or its contractor of any violation of applicable laws, codes and ordinances by Tenant, breach of the Project’s rules and regulations by Tenant or failure to construct the Tenant Alterations in accordance with the approved Plans shall not constitute a Landlord Caused Delay. “Substantial Completion” or “Substantially Complete” shall be the date that the construction of the Tenant Alterations is sufficiently complete so that Tenant can legally occupy and utilize the Third Expansion Space for the permitted use under the Lease, subject only to minor “punchlist” items, the completion of which will not materially affect Tenant's use and occupancy of the Third Expansion Space.

1.3
Determination of Landlord Caused Delay. No notice or cure period shall be applicable to Landlord’s failure to approve or disapprove any Construction Drawings (or any material phase or component thereof) within five (5) business days following Landlord's receipt thereof pursuant to Section 1.2(i) above (i.e., in the event Landlord fails to approve or disapprove any Construction Drawings (or any material phase or component thereof) within five (5) business days following Landlord's receipt thereof, such failure shall be deemed to constitute a Landlord Caused Delay and the number of days of Landlord Caused Delay in such case shall be the number of days after such fifth (5th) business day that Landlord fails to approve or disapprove any Construction Drawings (or any material phase or component thereof)). If Tenant contends that an event of interference by Landlord that may constitute a Landlord Caused Delay under clause (ii) of Section 1.2 has occurred, Tenant shall notify Landlord in writing within five (5) business days of each of (a) the date upon which such event of interference becomes known to Tenant, and (b) the date upon which such event of interference ends (the “Delay Termination Date”). Tenant's failure to deliver either or both of such notices to Landlord within the required time period shall be deemed to be a waiver by Tenant of the contended Landlord Caused Delay to which such notices would have related. If such actions, inaction or circumstances described in the notice set forth in clause (a) above (the “Delay Notice”) are not cured by Landlord within two (2) business days of receipt of the Delay Notice and if such actions, inaction or circumstances otherwise qualify as a Landlord Caused Delay, then a Landlord Caused Delay shall be deemed to have occurred commencing as of the date of Landlord's receipt of the Delay Notice and ending as of the Delay Termination Date.

2.
Temporary Space Extended Term. The Term of the Lease with respect to the Temporary Space only is hereby extended for six (6) months and shall expire on August 31, 2014 (the “Extended Temporary Space Termination Date”), unless sooner terminated in accordance with the terms of the Lease. That portion of the Temporary Space term commencing on the day immediately following the Prior Temporary Space Termination Date (the “Temporary Space Extension Date”) and ending on the Extended Temporary Space Termination Date shall be referred to herein as the “Temporary Space Extended Term”. Such extension of the Term of the Lease with respect to the Temporary Space represents the exercise of the second of three Temporary Space Renewal Options provided for in the Fourth Amendment. The third Temporary Space Renewal Option provided for in the Fourth Amendment remains in effect and, if exercised by Tenant would extend the Term of the Lease with respect to the Temporary Space for an additional six (6) month period from September 1, 2014 to February 28, 2015.

3.
Tenant’s Proportionate Share. During the Third Expansion Space Term, Tenant’s Proportionate Share for the Third Expansion Space is 100% of the 630 Building. As of the Third Expansion Effective Date, Tenant’s Proportionate Share for the Third Expansion Space and the Original Premises (as such Original Premises is defined herein and exists as of the date hereof) is, collectively, 32.20% of the Project (which is the product of 608,968 rentable square feet divided by 196,067 rentable square feet). Tenant’s Proportionate Share of the Project will be appropriately adjusted from time to time hereafter if, as and when the Term of the Lease with respect to any portion of the Premises expires or the Lease otherwise terminates with respect to any portion of the Premises.

4.	Annual Rent and Monthly Installment of Rent.

4.1
Schedule for the Third Expansion Space. As of the Third Expansion Space Effective Date, and in addition to Tenant’s obligation to pay Annual Rent and Monthly Installment of Rent for the Original Premises, the schedule of Monthly Installment of Rent and Annual Rent payable with respect to the Third Expansion Space during the Third Expansion Space Term is the following:

Months of Term or Period	Monthly Rent Per Square Foot	Annual Rent	Monthly Installment of Rent
Month 1 – Month 12	$1.35	$855,554.40	$71,296.20*
Month 13 – Month 24	$1.39	$880,904.16	$73,408.68
Month 25 - Month 36	$1.43	$906,253.92	$75,521.16
Month 37 - 1/31/2018	$1.47	$931,603.68	$77,633.64
All such Monthly Installment of Rent and Annual Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended hereby; provided that concurrent with Tenant’s execution and delivery of this Amendment, Tenant shall pay the sum of $89,096.20 representing (a) the Monthly Installment of Rent payable for the Third Expansion Space for the second (2nd) full calendar month following the Third Expansion Effective Date in an amount equal to $71,296.20, and (b) the estimated Tenant’s Proportionate Share of Expenses and Taxes payable for the Third Expansion Space for the first (1st) full calendar month following the Third Expansion Space Effective Date in an amount equal to $17,800.00.
Landlord and Tenant acknowledge that the foregoing schedule recognizes that the Third Expansion Space Effective Date is not known as of the date of this Amendment and, therefore, the number of months from the Third Expansion Space Effective Date to the Third Expansion Space Expiration Date (i.e., January 31, 2018) cannot yet be determined. When the Third Expansion Space Effective Date is known, the schedule set forth above with respect to the Annual Rent and Monthly Installment of Rent for the Third Expansion Space shall be appropriately adjusted on a per diem basis to reflect the actual Third Expansion Space Effective Date and the actual number of months in the Third Expansion Space Term; and the actual Third Expansion Space Effective Date and the actual number of days and months in the Third Expansion Space Term shall be set forth in a confirmation letter to be prepared by Landlord.

4.2
Abated Monthly Installment of Rent. Notwithstanding anything in the Lease, as amended hereby, to the contrary, so long as Tenant is not in default under the Lease, Tenant shall be entitled to an abatement of Monthly Installment of Rent solely with respect to the Third Expansion Space in the amount of $71,296.20 for the first full calendar month following the Third Expansion Space Effective Date (the “Abatement Period”). The maximum total amount of Monthly Installment of Rent abated with respect to the Third Expansion Space in accordance with the foregoing shall equal $71,296.20 (the “Abated Monthly Installment of Rent”). If Tenant defaults under the Lease, as amended hereby, during the Abatement Period and fails to cure such default within any applicable cure period under the Lease, then Tenant shall no longer be entitled to receive Abated Monthly Installment of Rent, Tenant shall be required to pay the full amount of Monthly Installment of Rent for the remainder of the Third Expansion Space Term and the Abated Monthly Installment of Rent for the period of time preceding Tenant’s default shall immediately become due and payable. Only Monthly Installment of Rent for the Third Expansion Space shall be abated pursuant to this

Section, as more particularly described herein, and Monthly Installment of Rent with respect to the Original Premises and Tenant’s Proportionate Share of Expenses and Taxes with respect to the Third Expansion Space and the Original Premises and all other rent and other costs and charges specified in the Lease, as amended hereby, shall remain as due and payable pursuant to the provisions of the Lease, as amended hereby.

4.3
Schedule for the Temporary Space During the Temporary Space Extended Term. As of the Temporary Space Extension Date, and in addition to Tenant’s obligation to pay Annual Rent and Monthly Installment of Rent for the balance of the Original Premises and the Third Expansion Space (from and after the Third Expansion Space Effective Date), the schedule of Monthly Installment of Rent payable with respect to the Temporary Space during the Temporary Space Extended Term is the following:

Period	Monthly Rent Per Square Foot	Monthly Installment of Rent
3/1/2014	$0.80	$23,725.60
All such Monthly Installment of Rent shall be payable by Tenant in accordance with the terms of the Lease.

5.	Additional Security Deposit. No additional Security Deposit shall be required in connection with this Amendment.

6.
Additional Rent. For the period commencing with the Third Expansion Space Effective Date and ending on the Third Expansion Space Expiration Date, Tenant shall pay all additional rent payable under the Lease, including Tenant’s Proportionate Share of Expenses and Taxes applicable to the Third Expansion Space, in accordance with the terms of the Lease.

7.	Improvements to Third Expansion Space.

7.1
Condition of Third Expansion Space. Tenant shall accept the Third Expansion Space “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment. Notwithstanding the foregoing, Landlord agrees that:

a.The roof, windows, structural elements and foundation of the 630 Building shall be in good condition as of the date Landlord delivers possession of the Third Expansion Space to Tenant.
b.The base building electrical, heating, ventilation and air conditioning (except to the extent of the portions of the HVAC system that are to be replaced by Tenant as noted on Schedule 1 to Exhibit B attached hereto) and plumbing systems serving the 630 Building shall be in good working order and condition as of the date Landlord delivers possession of the Third Expansion Space to Tenant. Except to the extent caused by the acts or omissions of Tenant or any Tenant Entities or by any alterations or improvements performed by or on behalf of Tenant, if such systems are not in good working order as of the date possession of the Third Expansion Space is delivered to Tenant and Tenant provides Landlord with notice of the same within sixty (60) days following the Third Expansion Space Effective Date, Landlord shall be responsible for repairing or restoring the same.

c.Pursuant to California Civil Code Section 1938, Landlord hereby notifies Tenant that as of the date of this Amendment, the Premises has not undergone inspection by a “Certified Access Specialist” to determine whether the Premises meet all applicable construction-related accessibility standards under California Civil Code Section 55.53.

7.2
Responsibility for Improvements to Third Expansion Space. Tenant shall perform the Tenant Alterations to the 630 Building and the Third Expansion Space as described in Exhibit B attached hereto, and Tenant shall be entitled to an improvement allowance in connection with such work as more fully described in Exhibit B. Except as otherwise provided herein, Tenant shall have no obligation to remove any portion of the Tenant Alterations depicted on the Space Plan attached as Schedule 2 to Exhibit B.

8.
Early Access to Third Expansion Space. Subject to the terms of this Section 8, Landlord grants Tenant the right to enter the Third Expansion Space one (1) business day following the date this Amendment and the Early Possession Agreement (as defined below) have been fully executed by all parties and Tenant has delivered the prepaid rent and insurance certificates required hereunder, at Tenant’s sole risk, solely for the purpose of installing telecommunications and data cabling, equipment, furnishings and other personalty and to perform the Tenant Alterations and otherwise making the Third Expansion Space ready for Tenant’s occupancy for the conduct of Tenant’s business operations therein. Such possession prior to the Third Expansion Space Effective Date shall be subject to all of the terms and conditions of the Lease, as amended hereby, except that Tenant shall not be required to pay Monthly Installment of Rent or Tenant’s Proportionate Share of Expenses and Taxes for the Third Expansion Space with respect to the period of time prior to the Third Expansion Space Effective Date during which Tenant is in such possession of the Third Expansion Space solely for such purposes. However, Tenant shall be liable for any utilities or special services provided to Tenant during such period. Said early possession shall not advance the Third Expansion Space Termination Date. As a condition to any early entry by Tenant pursuant to this Section 8, Tenant shall execute and deliver to Landlord an early possession agreement (the “Early Possession Agreement”) in the form attached hereto as Exhibit C, provided by Landlord, setting forth the actual date for early possession.

9.
Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

9.1
Parking. In addition to Tenant’s proportionate share of unreserved parking spaces with respect to the Original Premises, effective as of the Third Expansion Space Effective Date, Tenant shall be entitled to its proportionate share with respect to the Third Expansion Space (which is 195 unreserved spaces as of the date hereof) of unreserved parking spaces for the parking area serving the 630 Building, such parking to be at no charge to Tenant. Tenant’s use of such additional parking spaces is subject to all of the terms and conditions of the Lease, as amended hereby. Moreover, during Tenant’s early access period, as described in Section 8 above (so long as the Early Possession Agreement has been executed and delivered to Landlord by Tenant and Tenant has delivered the prepaid rent and insurance certificates required hereunder), and during the period that the Tenant Alterations are being constructed, neither Tenant or Tenant’s Contractor shall be charged for or required to pay any parking fees in order to park those vehicles that are required in connection with such activities at the Project; provided that Tenant’s and its Contractor’s use of such parking spaces shall continue to be subject to all of the terms and conditions of the Lease, as amended hereby.

9.2
Tenant’s Insurance. Tenant’s insurance required under the Lease, as amended hereby, shall include the Third Expansion Space. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant’s insurance upon delivery of this Amendment, executed by Tenant to Landlord, and thereafter as necessary to assure that Landlord always has current certificates evidencing Tenant’s insurance.

9.3
Utilities. If applicable, to the extent any utility is not separately metered to the Third Expansion Space, Landlord may install and shall have access to the Third Expansion Space to monitor a separate meter (or submeter) to determine the actual use of any utility in the Third Expansion Space or any shared common area and may make available and share actual whole-project energy and water usage data as necessary to maintain the Building’s “green building” certification, if any. If there is no meter or submeter in the Third Expansion Space or if Tenant pays any electricity costs with respect to the Third Expansion Space directly to the utility company, then, upon request, Tenant shall provide monthly utility usage to Landlord in electronic or paper format or provide permission for Landlord to request information regarding Tenant’s utility usage directly from the utility company.

9.4
Roof Space for Dish/Antenna. During the Third Expansion Space Term, Tenant shall have the right to utilize space on the roof of the 630 Building for the purposes of installing, operating and maintaining a 24 inch high dish/antenna or other communication device (which may include closed circuit television or WiLine network devices) approved by Landlord (the “Third Expansion Space Dish/Antenna”) in accordance with the provisions of Article 44 of the Original Lease. Upon the expiration or earlier termination of the Term with respect to the Third Expansion Space, or if Tenant is in default under the terms of the Lease, as amended hereby, after the expiration of applicable notice and cure periods, the Third Expansion Space Dish/Antenna will be removed at Tenant’s sole cost and expense in accordance with Section 44.4 of the Original Lease.

9.5
Tenant’s Security System. During the Term, as may be extended, Tenant shall have the right to install and maintain a security and card access system in the Third Expansion Space and at the entrances of the Third Expansion Space (the “Tenant’s Security System”) in accordance with the provisions of Section 13 of the Third Amendment. Upon the expiration or earlier termination of the Term, the Tenant’s Security System shall be removed at Tenant’s sole cost and expense in accordance with Section 13 of the Third Amendment.

9.6
SNDA. Landlord will use reasonable efforts to obtain a non-disturbance, subordination and attornment agreement from Landlord's current mortgagee on such mortgagee's current standard form of agreement concurrently with the execution of this Amendment. “Reasonable efforts” of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement. Landlord's failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder.

9.7
Hazardous Materials. Landlord shall be, and Tenant shall not be, liable for any cost or expense related to removal, cleaning, abatement or remediation of Hazardous Materials (as defined in Section 1.2 of the Original Lease) existing in the Third Expansion Space prior to the date Landlord tenders possession of the Third Expansion Space to Tenant; and, in any event, Landlord shall remove all asbestos containing material from the Third Expansion Space within a reasonable period of time following the date Landlord tenders possession of the Third Expansion Space to Tenant. For purposes of this Section 9.7, any Hazardous Materials Tenant found to exist in the Third Expansion Space prior to the Third Expansion Space Effective Date, shall be presumed to have existed in the Third Expansion Space prior to the date Landlord tenders possession of the Third Expansion Space to Tenant, unless such Hazardous Materials resulted directly or indirectly for any act or omission by Tenant or any of the Tenant Entities (as defined in Section 1.2 of the Original Lease) after the date that Landlord tenders possession of the Third Expansion Space to Tenant.

9.8	Amendment re Construction Management Fee. The following language shall be added to the end of Section 6.2 of the Original Lease:
“Notwithstanding the foregoing, such 5% and 3% construction management fees shall not apply and shall both instead be reduced to a 1% construction management fee with respect to future alterations, improvements or additions by Tenant at the Premises unless Tenant requests Landlord to coordinate or otherwise participate (i.e., obtain pricing, coordinate or work with vendors, etc.) in the installation or construction process (Landlord’s internal basic review of such request for consent to cosmetic alterations shall not be considered a request for Landlord to coordinate or participate in the installation or construction thereof).”

9.9
Option to Renew Third Expansion Space Term. With respect to the following provisions of this Section 9.9: (a) each supplement to the provisions of Section 9 of the Third Amendment, as amended by Section 9 of the Fifth Amendment, as the same may be further amended hereinbelow, shall be effective as of the Effective Date, (b) terms that are used in such supplemental provisions that are defined in this Amendment shall have the meanings provided for herein, (c) terms that are used in such supplemental provisions that are not defined in this Amendment shall have the meanings given them in the Lease, and (d) the phrase “as amended hereby” shall mean the Original Lease as amended by all of the amendments thereto, including this Amendment. All other terms and conditions of Section 9 of the Third Amendment, as amended by Section 9 of the Fifth Amendment, shall continue to apply.

9.9.1
For purposes of the application of the Renewal Option to the 1390 Premises, the 1440 Premises, and the 1390 Offer Space (as defined in Section 9.10 below) the second (2nd) sentence of the first paragraph of Section 9 of the Third Amendment, as set forth in Section 9.7.1 of the Fifth Amendment, is hereby deleted in its entirety and replaced with the following:

“Provided the Lease, as amended hereby, is in full force and effect and Tenant is not in default under any of the other terms and conditions of the Lease, as amended hereby, beyond applicable notice and cure periods, and Tenant is occupying no less than seventy-five percent (75%) of the 1390 Premises and/or the 1440 Premises and/or the 1390 Offer Space (as applicable, depending on which premises the Renewal Option is then being exercised with respect to) at the time of notification or commencement, Tenant shall have one (1) option to renew (the “Renewal Option”) the Term of the Lease for a term of five (5) years (the “Renewal Term”), for the 1390 Premises and/or the 1440 Premises and/or the 1390 Offer Space, provided that such portion(s) of the Premises are then being leased by Tenant as of the date the Renewal Term is to commence, on the same terms and conditions set forth in the Lease, except as modified by the terms, covenants and conditions as set forth below (for the avoidance of doubt, pursuant to the foregoing, a renewal of the

Term of the Lease that is applicable to the 1390 Premises and/or the 1440 Premises and/or the 1390 Offer Space shall be for the period from November 1, 2017 to October 31, 2022):”
Further, for purposes of the exercise of the Renewal Option provided for in the foregoing paragraph, the second (2nd) sentence of Section 9.1 of the Third Amendment, as set forth in Section 9.7.2 of the Fifth Amendment, is hereby amended by deleting the words “the entire Original Premises, the entire Expansion Space, the entire Second Expansion Space, any Offer Space” in lines 5 and 6 of said Section and the words “the Original Premises, the Expansion Space and the Second Expansion Space and any such Offer Space” in lines 10 and 11 of said Section and replacing them with the words “the 1390 Premises and/or the 1440 Premises and/or the 1390 Offer Space.”

9.9.2
For purposes of the application of the Renewal Option to the 800 Premises and Third Expansion Space, the second (2nd) sentence of the first paragraph of Section 9 of the Third Amendment, as set forth in Section 9.7.1 of the Fifth Amendment and further amended as set forth in Section 9.9.1 above, is hereby supplemented by the following additional sentence:

“Provided the Lease, as amended hereby, is in full force and effect, and Tenant is not in default under any of the other terms and conditions of the Lease, as amended hereby, beyond applicable notice and cure periods, and Tenant is occupying no less than seventy-five percent (75%) of the Third Expansion Space and/or the 800 Premises (as applicable, depending on which premises(s) the Renewal Option is then being exercised with respect to) at the time of notification or commencement, Tenant shall have one (1) Renewal Option to renew the Term of the Lease for a five (5) year Renewal Term, for the entire 800 Premise and/or the entire Third Expansion Space, provided that the 800 Premises and/or the Third Expansion Space are then being leased by Tenant as of the date the Renewal Term is to commence, on the same terms and conditions set forth in the Lease, except as modified by the terms, covenants and conditions as set forth below (for the avoidance of doubt, pursuant to the foregoing, a renewal of the Term of the Lease that is applicable to the Third Expansion Space and/or the 800 Premises shall be from February 1, 2018 to January 31, 2023).”
Further, for purposes of the exercise of the Renewal Option provided for in the foregoing paragraph, the first (1st) and second (2nd) sentences of Section 9.1 of the Third Amendment, as set forth in Section 9.7.2 of the Fifth Amendment and further amended as set forth in Section 9.9.1 above, is hereby supplemented by the following:
“If Tenant elects to exercise the Renewal Option provided for in the foregoing paragraph, Tenant shall provide Landlord with a Tenant Renewal Notice of such exercise no earlier than April 30, 2017 but no later than July 31, 2017. Tenant’s Renewal Notice shall expressly state whether Tenant is exercising the Renewal Option as to the entire 800 Premises and/or the Third Expansion Space; provided, however, if Tenant fails to state in Tenant’s Renewal Notice the portion of the Premises as to which Tenant is exercising the Renewal Option, Tenant shall be deemed to have exercised its Renewal Option for both the 800 Premises and the Third Expansion Space.”

9.10	Right of First Offer. Section 9.8 of the Fifth Amendment is hereby supplemented by the following, provided that all other terms and conditions of such provision shall continue to apply:

9.10.1
The term “Potential Offer Buildings”, as defined in Section 9.8.1 of the Fifth Amendment shall include the following additional spaces or buildings: (i) 690/700 Tasman Drive (the “690/700 Building”), Milpitas, California, (ii) 1455 McCarthy Boulevard (the “1455 Building”), Milpitas, California, and (iii) the approximately 26,719 rentable square feet of space in the 1390 Building (the 1390 Offer Space”) currently occupied by Tenant pursuant to an assignment of lease, which assignment was consented to by Landlord in that certain Second Amendment and Landlord Consent to Assignment and Assumption Agreement (“Assignment Consent”) between Landlord, Tenant and Crown Castle NG Networks Inc., dated December 27, 2012, with each such space in each such building being added to and supplementing the definition of Potential Offer Space.

9.10.2
For purposes hereof, a Potential Offer Space in the 690/700 Building or the 1455 Building or the 1390 Building shall be deemed to become “Available”, as defined in Section 9.8.1 of the Fifth Amendment, as follows: (a) with respect to the 1455 Building only if: (1) the Potential Offer Space is not under lease to a third party as of the date of mutual execution and delivery of this Amendment, the Potential Offer Space shall be deemed to first become Available if, after Landlord’s first leasing of the Potential Offer Space following the date this Amendment is mutually executed and delivered but prior to Landlord’s next leasing of the Potential Offer Space (other than to the existing tenant) Landlord has located a prospective tenant (other than the existing tenant) that may be interested in leasing the Potential Offer Space, or (2) the Potential Offer Space is under lease to a third party as of the date of mutual execution and delivery of this Amendment, the Potential Offer Space shall be deemed to become Available when Landlord has determined that the third-party tenant of the Potential Offer Space will not extend or renew the term of its lease, or enter into a new lease, for the Potential Offer Space; (b) with respect to the 690/700 Building only, the Potential Offer Space shall be deemed to first become Available when the current tenant of the premises vacates, which is projected to be on or about December 31, 2014, the date the current tenant’s lease is scheduled to expire, subject, however, to any delay by the current tenant in vacating the 690/700 Building and Landlord providing Tenant with written notice thereof; and (c) with respect to the 1390 Building and the 1390 Offer Space only, the Potential Offer Space shall be deemed to first become Available when the term of the lease that Tenant took an assignment of, as consented to in the Assignment Consent, expires, which is projected to be on or about December 31, 2015. Notwithstanding anything in the Lease or this Amendment to the contrary, with respect to the 1390 Offer Space, Landlord shall offer such space to Tenant pursuant to Tenant’s ROFO for the period from the expiration of Tenant’s current occupancy of such space under the lease that is the subject of the Assignment Consent to October 31, 2017 (i.e., the current expiration date of the Lease with respect to the 1390 Premises and the 1440 Premises).

9.10.3
With respect to the 690/700 Building, the 1455 Building and the 1390 Building, the first (1st) sentence of Section 9.8.7 of the Fifth Amendment shall be supplemented as follows: The rights of Tenant hereunder with respect to any Potential Offer Space in the 690/700 Building shall terminate on the earlier to occur of the following: (a) the date that is six (6) months after the Effective Date, and (b) September 30, 2014, (provided, however, that Landlord must deliver the Advice with respect to the 690/700 Building not earlier than June 1, 2014 and not later than ten (10) business days prior to such termination date), and the rights of Tenant’s hereunder with respect any Potential Offer Space in the 1455 Building and the 1390 Building shall expire on the earlier of: (c) January 31, 2017, or (d) if Tenant has validly exercised its Renewal Option with respect to the 800 Premises and/or the Third Expansion Space, twelve (12) months before the scheduled expiration of the Renewal Term with respect thereto.

9.10.4
Section 9.8.9 of the Fifth Amendment is supplemented with the following: Notwithstanding anything herein to the contrary, Tenant’s Offer Right is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of Tuscany Realty, the tenant(s) of the 1455 Building and its/theirs successors and assigns.

9.11	Monument Sign.

9.11.1
So long as (a) Tenant is not in default under the terms of the Lease, as amended hereby, beyond any applicable notice and cure period, and (b) Tenant has not assigned the Lease (other than pursuant to a Permitted Transfer) or sublet more than forty percent (40%) of the Third Expansion Space, Tenant shall have the exclusive right to use the current monument sign for the 630 Building, the location of which is shown on Exhibit D attached hereto (the “Monument Sign”) by placing Tenant’s name and/or logo thereon, subject to the terms of this Section 9.11. The design, size and color of Tenant’s signage with Tenant’s name/logo to be included on the Monument Sign, and the manner in which it is attached to the Monument Sign, shall comply with all applicable Regulations and shall be subject to the approval of Landlord (which approval shall not be unreasonably withheld, and in any event Landlord hereby approves the style of Tenant’s name and logo in the graphic shown on Exhibit D attached hereto) and any applicable governmental authorities, including, without limitation, the City of Milpitas. Landlord reserves the right to withhold consent to any sign that, in the reasonable judgment of Landlord, is not harmonious with the design standards of the Project. Tenant must obtain Landlord's written consent to any proposed signage and lettering prior to its fabrication and installation, which consent shall not be unreasonably withheld, conditioned or delayed. To obtain Landlord's consent, Tenant shall submit design drawings to Landlord showing the type and sizes of all lettering; the colors, finishes and types of materials used; and (if applicable and Landlord consents thereto in its reasonable discretion) any provisions for illumination. Although the Monument Sign will be maintained by Landlord, Tenant shall pay its proportionate share of the cost of any maintenance and repair associated with the Monument Sign.

9.11.2
Tenant’s name on the Monument Sign shall be designed, constructed, installed, insured, maintained, repaired and removed from the Monument Sign all at Tenant’s sole risk, cost and expense. Tenant, at its cost, shall be responsible for the maintenance, repair or replacement of Tenant’s signage on the Monument Sign, which shall be maintained in a manner reasonably satisfactory to Landlord.

9.11.3
Upon the expiration or earlier termination of the Lease or if during the Term (and any extensions thereof) (a) Tenant is in default under the terms of the Lease after the expiration of applicable notice and cure periods; (b) Tenant leases and occupies less than sixty percent (60%) of the 630 Building; or (c) Tenant assigns the Lease (other than pursuant to a Permitted Transfer), then Tenant's rights granted pursuant to this Section 9.11 will terminate and Tenant shall remove Tenant’s name from the Monument Sign at Tenant’s sole cost and expense and restore the Monument Sign to the condition it was in prior to installation of Tenant’s signage thereon, ordinary wear and tear excepted.

9.11.4	The rights provided in this Section 9.11 shall be non-transferable (other than pursuant to a Permitted Transfer) unless otherwise agreed by Landlord in writing in its sole discretion.

9.12
Communication Lines. The terms of Section 12 of the Third Amendment regarding Tenant’s right to install, maintain, replace, remove, use and modify Lines shall be applicable to the 630 Building, including the connection of Lines between the 630 Building, the 800 Building, the 1390 Building, the 1440 Building and the 1455 Building in the manner described in Section 12 of the Third Amendment.

9.13
Utility Billing. If Tenant is billed directly by a public utility with respect to Tenant’s electrical usage at the Premises, then, upon request, Tenant shall provide monthly electrical utility usage for the Premises to Landlord for the period of time requested by Landlord (in electronic or paper format) or, at Landlord’s option, provide any written authorization or other documentation required for Landlord to request information regarding Tenant’s electricity usage with respect to the Premises directly from the applicable utility company.

9.14
Project Manager. Tenant shall retain a project manager (“Project Manager”) to perform project management services at the 630 Building with respect to the installation of the Tenant Alterations. Landlord shall reasonably approve, in advance and in writing, Tenant’s Project Manager. Notwithstanding the foregoing, Landlord hereby approves of Shore Management and Development to serve as Tenant’s Project Manager for the installation of the Tenant Alterations.

9.15
Landlord’s Address for Rent Payment for Third Expansion Space.  Notwithstanding anything to the contrary contained in the Lease, Landlord’s Address for Rent Payment with respect to the Third Expansion Space only shall be the following:

“Silicon Valley CA-I, LLC
08.M10010– Milpitas-620 Alder-JV
P.O. Box 9047
Addison, Texas 75001-9047”

9.16
Option to Renew Temporary Space Term. Provided the Lease, as amended hereby, is in full force and effect, Tenant has exercised the third Temporary Space Renewal Option provided for in the Fourth Amendment (the “Third Temporary Space Renewal Option”), and Tenant is not in default under any of the other terms and conditions of the Lease beyond applicable notice and cure periods at the time of notification or commencement, Tenant shall have one (1) additional option to renew (the “Additional Temporary Space Renewal Option”) the Temporary Space Term for an additional term of six (6) months following the expiration of the third Temporary Space Renewal Term (i.e., for the period from March 1, 2015 to August 31, 2015) (the “Additional Temporary Space Renewal Term”), for the portion of the Temporary Space being leased by Tenant as of the date the Additional Temporary Space Renewal Term is to commence, on the same terms and conditions set forth in the Lease, as amended hereby, except as modified by the terms, covenants and conditions as set forth below:

9.16.1
If Tenant elects to exercise the Additional Temporary Space Renewal Option, then Tenant shall provide Landlord with written notice no earlier than the date which is three (3) months prior to the expiration of the third Temporary Space Renewal Term (i.e., December 1, 2014) but no later than the date which is one (1) month prior to the expiration of the third Temporary Space Renewal Term (i.e., February 1, 2015). If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the then current Temporary Space Term.

9.16.2	The Monthly Installment of Rent for the Temporary Space during the Additional Temporary Space Renewal Term shall be the following:

Additional Temporary Space Renewal Term	Monthly Rate Per Square Foot
March 1, 2015 to August 31, 2015	$0.90

9.16.3
The Additional Temporary Space Renewal Option is not transferable; the parties hereto acknowledge and agree that they intend that the aforesaid option to renew the Temporary Space Term shall be “personal” to Tenant as set forth above or any Permitted Transferee pursuant to a Permitted Transfer, and that in no event will any other assignee or any sublessee have any rights to exercise the aforesaid option to renew.

9.16.4
If Tenant fails to exercise the Third Temporary Space Renewal Option or the Additional Temporary Space Renewal Option, Tenant shall have no further right to extend the Temporary Space Term beyond the then applicable Temporary Space Renewal Term, other than on a month to month basis following the expiration of the then applicable Temporary Space Renewal Term, as provided in Section 1.3 of the Fourth Amendment.

9.17	Deletions. Tenant’s 2nd Temporary Space Renewal Option, as described in Section 7 of the Fourth Amendment, is hereby deleted in its entirety and of no further force and effect.

10.	Miscellaneous.

10.1
This Amendment, including Exhibit A (Outline and Location of Third Expansion Space), Exhibit B (Tenant Alterations), Exhibit C (Early Possession Agreement) and Exhibit D (Monument Sign Location and Tenant’s Name and Logo Design) attached hereto, sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

10.2
Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

10.3
Tenant shall reasonably comply with Landlord’s recycling policy for the 630 Building, including, without limitation, Tenant shall sort and separate its trash into separate recycling containers as required by law or which may be furnished by Landlord and located in the Third Expansion Space. Tenant shall comply with all laws regarding the collection, sorting, separation, and recycling of garbage, waste products, trash and other refuse at the 800 Building. Landlord reserves the right to refuse to collect or accept from Tenant any trash that is not separated and sorted as required by law or pursuant to Landlord’s recycling policy, and to require Tenant to arrange for such collection at Tenant’s cost, utilizing a contractor reasonably satisfactory to Landlord.

10.4
Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

10.5
Tenant hereby represents to Landlord that Tenant has not been represented by a broker in connection with this Amendment other than Cornish & Carey Newmark Knight Frank (“Tenant’s Broker”). Tenant agrees to indemnify and hold Landlord and the Landlord Entities harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Amendment. Landlord shall pay Tenant’s Broker a “full” market procuring commission in connection with this Amendment per the terms of Landlord’s standard listing agreement.

10.6
Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default under the Lease will be deemed to have occurred, without the necessity of notice to Tenant.

10.7
This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same Amendment. In order to expedite the transaction contemplated herein, telecopied signatures or signatures transmitted by electronic mail in so-called “pdf” format may be used in place of original signatures on this Amendment. Landlord and Tenant intend to be bound by the signatures on the telecopied or e-mailed document, are aware that the other party will rely on the telecopied or e-mailed signatures, and hereby waive any defenses to the enforcement of the terms of this Amendment based on such telecopied or e-mailed signatures. Promptly following transmission of the telecopied or e-mailed signatures, Tenant shall promptly deliver to Landlord with original signatures on this Amendment.

10.8
Redress for any claim against Landlord under the Lease and this Amendment shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord under the Lease are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Landlord or the investment manager, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:	TENANT:

SILICON VALLEY CA-I, LLC,
a Delaware limited liability company

By: SVCA JV LLC,
a Delaware limited liability company
its Manager

By:  RREEF America REIT III Corp. GG-QRS,
    a Maryland corporation
 its Manager

By:  /s/ Mike Walker
Name:  Mike Walker
Title:  V.P.
Dated:  3/27/14
FIREEYE, INC., a Delaware corporation By: /s/ Frank Verdecanna Name: Frank Verdecanna Title: VP Finance Dated: March 27, 2014

EXHIBIT A - OUTLINE AND LOCATION OF THIRD EXPANSION SPACE
attached to and made a part of the Amendment dated as of March 24, 2014, between
SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and
FIREEYE, INC., a Delaware corporation, as Tenant
Exhibit A is intended only to show the general layout of the Third Expansion Space as of the Third Expansion Effective Date. It does not in any way supersede any of Landlord’s rights set forth in the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

(see attached)

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EXHIBIT B – TENANT ALTERATIONS
attached to and made a part of the Amendment dated as of March 24, 2014, between
SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and
FIREEYE, INC., a Delaware corporation, as Tenant
1.Tenant, following the delivery of the Third Expansion Space by Landlord and the full and final execution and delivery of the Amendment to which this Exhibit B is attached and the Early Possession Agreement, the delivery of all prepaid rental and insurance certificates required under the Amendment, shall perform certain tenant improvements to the Third Expansion Space in order to make the Third Expansion space ready for tenant’s use and occupancy, including, but not limited to, the base building improvements generally described on Schedule 1 attached hereto, pursuant to this Exhibit B (the “Tenant Alterations”). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform the Tenant Alterations in the Third Expansion Space unless and until Tenant has complied with all of the terms and conditions of Article 6 of the Original Lease and this Exhibit B, including, without limitation, approval by Landlord of the Plans (as defined below) for the Tenant Alterations and the general contractor to be retained by Tenant to perform such Tenant Alterations. Tenant shall be responsible for all elements of the design of Tenant’s Plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the 630 Building and the Third Expansion Space and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s Plans shall in no event relieve Tenant of the responsibility for such design. In addition to the foregoing, Tenant shall be solely liable for all costs and expenses associated with or otherwise caused by Tenant’s performance and installment of the Tenant Alterations (including, without limitation, any legal compliance requirements arising outside of the Third Expansion Space and 630 Building).

2.Tenant has retained, and Landlord has approved, the following architect and engineers to prepare all architectural plans for the Tenant Alterations and all engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work in the Third Expansion Space: (i) Dennis Kobza and Associates, Inc. (the “Architect”), and (ii) Reade & Associates (mechanical engineers), Stuart & Sons (electrical engineers) and Ireland Engineering (structural engineers) (collectively, the “Engineers”). The plans and drawings to be prepared by Tenant’s Architect and Tenant’s Engineers hereunder shall be referred to herein collectively as the “Plans.” All Plans shall (a) comply with the drawing format and specifications required by Landlord, (b) be consistent with Landlord’s then current requirements for avoiding aesthetic, engineering or other conflicts with the design and function of the balance of the Project to the extent affecting or visible from the exterior of the Building, and (c) otherwise be subject to Landlord’s approval, which shall not be unreasonably withheld. Tenant shall cause the Architect to verify, in the field, the dimensions and conditions as shown on the relevant portions of the base Building plans, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Plans and approval of the Approved Construction Drawings (defined below) shall be for its sole benefit and shall not create or imply any obligation on the part of Landlord to review the same for Tenant’s benefit, whether with respect to quality, design, compliance with law or any other matter.

3.Tenant has caused the Architect to prepare a space plan for the Tenant Alterations and Landlord has approved such space plan, as shown on Schedule 2 attached hereto (the “Space Plan”). Tenant shall cause the Architect and the Engineers to complete the architectural, engineering and final architectural working drawings for the Tenant Alterations in a form that is sufficient to enable subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Construction Drawings”), and shall deliver four (4) copies of the Construction Drawings, signed by Tenant, to Landlord for its approval. Notwithstanding the foregoing, at Tenant’s option, the Construction Drawings may be prepared in two phases (first the architectural drawings, then engineering drawings consistent with the previously provided architectural drawings),

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provided that each phase shall be subject to Landlord’s approval. Landlord shall provide Tenant with written notice approving or reasonably disapproving the Construction Drawings (or the applicable component thereof) within five (5) business days after the later of Landlord’s receipt thereof or the mutual execution and delivery of the Amendment to which this Exhibit B is attached. If Landlord disapproves the Construction Drawings (or any component thereof), Landlord’s notice of disapproval shall describe with reasonable specificity the basis for such disapproval and the changes that would be necessary to resolve Landlord’s objections. If Landlord disapproves the Construction Drawings (or any component thereof), Tenant shall cause the Construction Drawings to be modified and resubmitted to Landlord for its approval. Such procedure shall be repeated as necessary until Landlord has approved the Construction Drawings (or the applicable component thereof). Tenant shall not commence construction of the Tenant Alterations until after the Construction Drawings are approved by Landlord. No revision may be made to the approved Construction Drawings (the “Approved Construction Drawings”) without Landlord’s prior written consent, which shall not be unreasonably withheld.

4.Tenant shall submit the Approved Construction Drawings to the appropriate municipal authorities and otherwise apply for and obtain from such authorities all applicable building permits necessary to allow the Contractor to construct the Tenant Alterations (the “Permits”). Tenant shall coordinate with Landlord in order to allow Landlord, at its option, to take part in all phases of the permitting process and shall supply Landlord, as soon as possible, with all plan check numbers and dates of submittal. Notwithstanding anything to the contrary in this Section 4, Tenant, and not Landlord or its consultants, shall be responsible for obtaining any Permit or certificate of occupancy; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any Permit or certificate of occupancy. Tenant shall not commence construction of any particular portion of the work for the Tenant Alterations until the Permits for such portion of the work are obtained (provided, however, but subject to the other terms and conditions of this Exhibit B, Tenant may commence demolition work following issuance of a demolition permit and may commence construction of portions of the Tenant Alterations prior to issuance of Permits therefor to the extent allowed by the City of Milpitas).

5.Tenant shall retain a general contractor (the “Contractor”) to perform the Tenant Alterations. The Contractor shall be selected by Tenant, by written notice to Landlord, from a list of general contractors provided by Landlord or, at Landlord’s option, from a list of general contractors provided by Tenant and approved in writing by Landlord. Notwithstanding anything to the contrary contained herein or in the Lease, Tenant shall obtain at least one (1) bid for the Tenant Alterations from a union Contractor. For purposes of this Section 5, Landlord’s approval of a proposed general contractor shall not be considered unreasonably withheld if such general contractor (a) does not have trade references reasonably acceptable to Landlord, (b) does not maintain insurance as required under the terms of the Lease, (c) cannot be bonded for the work in an amount equal to one hundred fifty percent (150%) of the total Final Costs (defined below), (d) does not provide current financial statements reasonably acceptable to Landlord, or (e) is not licensed as a contractor in the state/municipality in which the Third Expansion Space is located. Tenant acknowledges that the foregoing is not an exclusive list of the reasons why Landlord may reasonably disapprove a proposed general contractor. Notwithstanding the foregoing, Landlord hereby approves of the following Contractors: (i) G. Swanson; (ii) Technical Builders; and (iii) SouthBay Construction. Any subcontractors used by Tenant shall comply with the Responsible Contractor Policy Statement provided by Landlord.

6.Provided Tenant is not in default under the Lease, as amended hereby, beyond any applicable notice and cure period, Landlord agrees to contribute the sum of $1,373,112.00 (i.e., $26.00 per rentable square foot of the Third Expansion Space) (the “Allowance”) toward the cost of performing the Tenant Alterations. Except as expressly provided herein, the Allowance may only be used for the cost of preparing design and construction documents and mechanical and electrical plans, permit and inspection fees, and other soft costs

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for the Tenant Alterations and for hard costs in connection thereof. The Allowance shall be paid to Tenant in accordance with Section 7 below.

7.The Allowance shall be paid to Tenant in periodic disbursements within thirty (30) days after receipt of the following documentation: (a) a request for payment of the Architect/Engineers and the Contractor, approved by Tenant, and, in the case of the Contractor’s request for payment, showing the schedule, by trade, of percentage of completion of the Tenant Alterations, and detailing the portion of the work completed and the portion not completed, (b) executed conditional mechanic’s lien releases from the contractor, subcontractors and material suppliers which shall cover all Tenant Alterations for which disbursement is being requested and which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 8132, and (c) all such invoices, contracts, or other supporting data as Landlord or Landlord’s mortgagee may reasonably require. Within thirty (30) days following receipt of the foregoing, Landlord shall deliver a check to Tenant in payment of the lesser of (i) the amounts so requested by Tenant, less a ten percent (10%) retention (the aggregate amount of such retentions to be referred to as the “Final Retention”), and (b) the balance of any remaining available portion of the Allowance (not including the Final Retention). Upon completion of the Tenant Alterations, the Final Retention shall be delivered by Landlord to Tenant within thirty (30) days following receipt by Landlord of (A) general contractor and architect’s completion affidavits; (B) full and final waivers of lien; (C) receipted bills covering all labor and materials expended and used; (D) as-built plans of the Tenant Alterations; and (E) the certification of Tenant and its architect that the Tenant Alterations have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances. In no event shall Landlord be required to disburse the Allowance more than one time per month. If the Tenant Alterations exceed the Allowance, Tenant shall be entitled to the Allowance in accordance with the terms hereof, but each individual disbursement of the Allowance shall be disbursed in the proportion that the Allowance bears to the total cost for the Tenant Alterations, less the Final Retention. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured default under the Lease, and Landlord’s obligation to disburse shall only resume when and if such default is cured. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Tenant Alterations and/or Allowance. In no event shall the Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant. If Tenant does not submit a request for payment for the entire Allowance to Landlord in accordance with the provisions contained in the Exhibit B by February 28, 2015, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Landlord shall be entitled to deduct from the Allowance a construction management fee for Landlord’s oversight of the Tenant Alterations in an amount equal to one percent (1%) of the Allowance. In no event shall the Final Retention be paid to Tenant until Tenant has completed all of the Tenant Alterations.

8.If (a) the cost of the Tenant Alterations has exceeded or will exceed the Allowance (the “Excess Costs”), (b) Tenant has used or will use the entire Allowance as provided herein, and (c) Tenant is not in default under the Lease, Tenant shall be entitled to request and receive an additional allowance of up to $528,120.00 (i.e., $10.00 per rentable square foot of the Premises) (the “Additional Allowance”) from Landlord in order to finance the Excess Costs. Landlord shall disburse the Additional Allowance to Tenant subject to and in accordance with the provisions applicable to the disbursement of the Allowance described in this Exhibit B. In no event shall Tenant be entitled to any disbursement of the Additional Allowance after February 28, 2015. The amount of the Additional Allowance paid to or on behalf of Tenant hereunder shall be repaid to Landlord as additional rent in equal monthly installments throughout the Third Expansion Space Term, commencing as of the Third Expansion Space Effective Date, with interest on the outstanding balance thereof at the rate of eight percent (8%) per annum. If Tenant is in default under the Lease after the expiration

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of applicable cure periods, the entire unpaid balance of the Additional Allowance paid to or on behalf of Tenant shall become immediately due and payable and, except to the extent required by applicable law, shall not be subject to mitigation or reduction in connection with a reletting of the Premises by Landlord. Upon request of Landlord, Tenant shall execute an amendment to the Lease or other appropriate agreement, prepared by Landlord, evidencing the amount of the Additional Allowance requested and received by Tenant and the repayment schedule relating to Tenant’s repayment of the Additional Allowance, as described herein.

9.Tenant agrees to accept the Third Expansion Space in its “as-is” condition and configuration, it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the Allowance, incur any costs in connection with the construction or demolition of any improvements in the Third Expansion Space.

10.This Exhibit B shall not be deemed applicable to any additional space added to the Third Expansion Space at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

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SCHEDULE 1 TO EXHIBIT B – SCOPE OF TENANT ALTERATIONS

i.Install one new Carrier 40 ton air cooled variable air volume air conditioning units including:
•VAV with supply air fan frequency drives and duct static pressure controls
•Supply air temperature controls
•100% economizers
•Power exhaust with building static controls
•Smoke detectors
ii.Install one new 300 MBU natural gas fired blower furnaces including:
•Forced combustion with 85% thermal efficiency
iii.Structural design and necessary upgrade to roof structure for RTU replacements.
iv.Re-duct 40 ton RTU unit to the first floor existing VAV boxes that feed the rear warehouse and to 20 tons worth of existing VAV in the center of the first floor.
v.Upgrade four restrooms to ADA compliance
vi.ADA path of travel from parking lot upgrades to include:
•One location with two handicap parking stalls
•Reconstruct curb ramps and walk way as needed to comply with current code
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SCHEDULE 2 TO EXHIBIT B – APPROVED SPACE PLANS

DESIGN DEVELOPMENT NOTES:

KEY NOTES FOR SHEET A2

GENERAL NOTES:

GENERAL WALL LEGEND:

1 FIRST FLOOR PLAN

PLUMBING FIXTURE COUNT PER 2013 CPC TABLE 422.1

	WATER CLOSETS		LAVATORIES		URINAL	
	REQUIRED	PROVIDED	REQUIRED	PROVIDED	REQUIRED	PROVIDED
MALE	2	3	1	2	1	2
FEMALE	4	5	2	2	—	—

FireEye

KEY PLAN

FireEye

FIRST FLOOR PLAN

A-2

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1 SECOND FLOOR PLAN

KEY NOTES FOR SHEET A2.1

GENERAL NOTES:

GENERAL WALL LEGEND:

PLUMBING FIXTURE COUNT PER 2013 CPC TABLE 422.1

	WATER CLOSETS		LAVATORIES		URINAL	
	REQUIRED	PROVIDED	REQUIRED	PROVIDED	REQUIRED	PROVIDED
MALE	2	3	1	2	1	2
FEMALE	4	5	2	2		

Fire Eye

KEY PLAN

FireEye

SECOND FLOOR PLAN

A2.1

Initials

EXHIBIT C – EARLY POSSESSION AGREEMENT
attached to and made a part of the Amendment dated as of March 24, 2014, between
SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and
FIREEYE, INC., a Delaware corporation, as Tenant
EARLY POSSESSION AGREEMENT
Landlord and Tenant are parties to that certain lease dated January 15, 2008 (the “Original Lease”), which Original Lease has been previously amended by that certain First Amendment dated April 28, 2010, that certain Second Amendment dated December 5, 2011, that certain Third Amendment dated February 21, 2012, that certain Expansion Space Effective Date Memorandum dated July 5, 2012, that certain Fourth Amendment dated February 7, 2013, that certain Fifth Amendment dated July 25, 2013, that certain Sixth Amendment dated January 23, 2014, and that certain Seventh Amendment dated February __, 2014 (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 196,067 rentable square feet comprised of approximately 16,892 rentable square feet (the “1390 Premises”) of the building located at 1390 McCarthy Boulevard, Milpitas, California (the “1390 Building”), approximately 45,106 rentable square feet (the “1440 Premises”) of the building located at 1440 McCarthy Boulevard, Milpitas, California (the “1440 Building”), approximately 51,600 rentable square feet (the “800 Premises”) of the building located at 800 Tasman Drive, Milpitas, California (the “800 Building”), approximately 29,657 rentable square feet described as Suite 2 (the “Temporary Space”) of the building located at 1455 McCarthy Drive (the “1455 Building”), and approximately 52,812 rentable square feet (the “Third Expansion Space”) of the building located at 630 Alder Drive, Milpitas, California (the “630 Building”). Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.
It is hereby agreed that in accordance with Section 8 of the Amendment, Tenant may occupy the Third Expansion Space on _________.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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Landlord and Tenant agree that all the terms and conditions of the above referenced Lease are in full force and effect as of the date of Tenant's possession of the Third Expansion Space prior to the Third Expansion Space Effective Date pursuant to Section 8 of the Amendment other than the payment of any Monthly Installment of Rent and Tenant’s Proportionate Share of Expenses and taxes for the Third Expansion Space.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

LANDLORD:	TENANT:
SILICON VALLEY CA-I, LLC,
a Delaware limited liability company

By:  SVCA JV LLC,
a Delaware limited liability company
its Manager

By: RREEF America REIT III Corp. GG-QRS,
   a Maryland corporation
its Manager

By: ______________________________
Name: ___________________________
Title: ____________________________
Dated: ____________________________
FIREEYE, INC., a Delaware corporation By: Name: Its: Date:

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EXHIBIT D – MONUMENT SIGN LOCATION AND TENANT’S NAME AND LOGO DESIGN
attached to and made a part of the Amendment dated as of March 24, 2014, between
SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and
FIREEYE, INC., a Delaware corporation, as Tenant

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